SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          Quaker Chemical Corporation
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

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___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                           QUAKER CHEMICAL CORPORATION
                               Elm and Lee Streets
                        Conshohocken, Pennsylvania 19428

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   ----------


To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Thursday, May 9, 1996, at 10:30 A.M., local time, for the following purposes:

     1. To elect three (3) Class I Directors, each to serve for three years and until his respective successor is elected and qualified;

     2. To consider and act upon ratifying the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1996; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 15, 1996 are entitled to notice of and to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                        By Order of the Board of Directors,


                                                    KARL H. SPAETH

                                                    Karl H. Spaeth
                                                    Secretary

Dated: March 29, 1996

                           QUAKER CHEMICAL CORPORATION

                                   ----------

                                 PROXY STATEMENT

                                   ----------


     The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Thursday, May 9, 1996, and at any adjournments thereof. The Meeting will be held in Salon A and B, Philadelphia Marriott West, Matson Ford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 10:30 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 29, 1996. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

     The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail, telephone, facsimile, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.

     Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all three (3) of the nominees named therein and for ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year 1996.

     As of March 15, 1996, the outstanding voting securities of the Company consisted of 8,669,320 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 15, 1996, held shares of the Company's Common Stock beneficially owned since March 1, 1993 are entitled to cast 10 votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1993 are entitled to cast 1 vote per share, subject to certain exceptions described in Exhibit A hereto. Based on the information available to the Company on March 15, 1996, the holders of 3,135,733 shares of Common Stock will be entitled to cast 10 votes with respect to each such share, and the holders of 5,533,587 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1993 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one vote with respect to each such share, representing an aggregate of 36,890,917 votes. The aforementioned presumption that a share is entitled to 1 vote rather than 10 is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A hereto. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 86,693,200. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote, will be counted only for purposes of determining whether a quorum is present at the Meeting and, thus, will have the effect of a vote to "Withhold Authority" in the election of directors or as an "Against" vote on all other matters included in the proxy.

     Only shareholders of record at the close of business on March 15, 1996 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

Certain Beneficial Owners

     The following table sets forth information, as of March 15, 1996, with respect to persons known to the Company to be the beneficial owners of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel, Quest Advisory Corp., and Quest Management Company have sole voting and dispositive power over the outstanding Common Stock listed opposite their names. Invista Capital Management, Inc. has shared power to vote and sole dispositive power over the Common Stock listed opposite its name.

                                      Number
                                     of Shares       Percent         Number
Name and Address                     Owned(1)       of Class(2)      of Votes
--------------------------------------------------------------------------------
Peter A. Benoliel                    624,172(3)         7.2         5,644,713
     130 Cornwall Lane
     St. Davids, PA 19087

Invista Capital Management, Inc.     534,600(4)         6.2           534,600(4)
     1500 Hub Tower
     699 Walnut
     Des Moines, IA 50309

Quest Advisory Corp. and             533,414(4)         6.2           533,414(4)
Quest Management Company
     1414 Avenue of the Americas
     New York, NY 10019

----------

(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.

(2)  Based upon 8,669,320 shares outstanding.

(3) Includes 54,631 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.

(4) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share. Each such share for which the aforementioned presumption is rebutted in accordance with applicable procedures shall be entitled to ten
     (10) votes per share or up to an aggregate of 5,346,000 votes in the case of Invista Capital Management, Inc. and up to an aggregate of 5,334,140 in the case of Quest Advisory Corp. and Quest Management Company.

Directors and Officers

     The following table sets forth information, as of March 15, 1996, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                                     Number
                                    of Shares        Percent       Number of
            Name                      Owned        of Class(1)       Votes
            ----                      -----        -----------       -----

Joseph B. Anderson, Jr                  900(2)          --             1,800
Patricia C. Barron                    4,160(3)          --             5,600
William L. Batchelor                201,602            2.3         2,016,020
Peter A. Benoliel                   624,172(4)(5)      7.2         5,644,713
Lennox K. Black                       7,750             --            14,500
Edwin J. Delattre                       448             --             1,573
Francis J. Dunleavy                   3,000             --            30,000
Robert P. Hauptfuhrer                 7,200             --            72,000
Frederick Heldring                    7,800(2)          --            78,000
Ronald J. Naples                     51,000(6)          --            52,350
Robert H. Rock                            0             --                 0
Alex Satinsky                         2,000             --            15,500
Jose Luiz Bregolato                  34,631(5)          --                 0
John E. Burrows, Jr                     651(7)          --             6,474
Sigismundus W. W. Lubsen             42,326(8)          --            59,588
Daniel S. Ma                         15,036(5)          --               405
Marcus C. J. Meijer                  70,631(5)          --             1,550
Clifford E. Montgomery               35,765(5)          --               134

All directors and executive
officers as a group (19 persons)  1,154,695(2)(5)(6)  12.9         8,151,247(9)

----------

(1) Based upon 8,669,320 shares outstanding. The percentage is less than 1%, except as otherwise indicated.

(2) Includes 100 shares in the case of Mr. Anderson and 6,600 shares in the case of Mr. Heldring held jointly with a spouse.

(3)  Includes 10 shares held in an indirect trust account for child.

(4)  Does not include 3,000 shares held of record by Mr. Benoliel's wife.

(5) Includes 54,631 shares in the case of Mr. Benoliel; 34,631 shares in the case of Mr. Bregolato; 14,631 shares in the case of Mr. Ma; 69,081 shares in the case of Mr. Meijer; 35,631 shares in the case of Mr. Montgomery; and 238,503 shares in the case of all directors and officers as a group subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date. Also includes 5,881 shares held in trust accounts for children of directors and officers.

(6) Includes 45,000 shares of restricted Common Stock awarded to Mr. Naples which are registered in his name and for which he has sole voting power but for which he has no dispositive power since the shares are held by the Company and are subject to forfeiture. For additional information, see "Employment Agreements with Executive Officers" below.

(7)  Includes 53 shares held in a trust account for a child.

(8)  Includes 5,818 shares held in a trust account for children.

(9) Represents 22.1% of all votes entitled to be cast at the Meeting, based on information available on March 15, 1996.

     Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's officers and directors, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1995 were filed on a timely basis, except for one filing on Form 4 covering one transaction each for Patricia C. Barron, Lennox K. Black, and Edwin J. Delattre.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships will be elected to serve for the balance of the term of the class to which they are elected. At the present time, there are eleven (11) directors including three (3) Class I Directors, four (4) Class II Directors, and four (4) Class III Directors. Mr. Sigismundus W. W. Lubsen, formerly a Class I Director, resigned as President and Chief Executive Officer and as a director of the Company effective July 31, 1995, and the Board of Directors, on June 28, 1995, voted to decrease the number of directors of the Company from twelve (12) to eleven (11), effective July 31, 1995. Mr. Francis J. Dunleavy, a Class I Director, is not eligible to stand for reelection having reached retirement age. To fill the vacancy created by Mr. Dunleavy's retirement, Mr. Robert H. Rock has been nominated as a Class I Director. Therefore, three (3) Class I Directors are to be elected at the Meeting with each member to serve a three (3) year term expiring in 1999 or until his successor is duly elected and qualified. The three nominees receiving the greatest number of votes cast by the holders of the Company's Common Stock present, in person or by proxy, at the Meeting will be elected Class I Directors of the Company.

     The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class I nominees, William L. Batchelor, Peter A. Benoliel, and Robert H. Rock. Mr. Benoliel and Mr. Batchelor are each presently serving as a director of the Company, having been so elected by the shareholders at the Annual Meeting held on May 5, 1993. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the Meeting:

                                  First Became                           Principal Occupation for
      Name and (Age)               a Director                               the Past Five Years
      --------------               ----------                               -------------------
Class I--Directors  nominated  for  election  in  1996 to serve until the Annual Meeting in 1999:

William L. Batchelor (78)             1952           Retired Senior Vice President of the Company.

Peter A. Benoliel (64)                1961           Chairman of the Board and former Chief Executive Officer of the Company.

Robert H. Rock (45)                                  President,  MLR Holdings,   an  investment  company  with  holdings  in  the
                                                        publishing and  information  businesses.  Formerly  Chairman and majority owner of  IDD Enterprises, a publisher of magazines,  newsletters,  and a provider of on-line data for  financial  executives.  Member of the Board of  Directors  of  Alberto-Culver  Company,  Hunt Manufacturing  Company,
                                                        and R.D. Scherer Corporation.

Class II--Directors elected in 1994 to serve until the Annual Meeting in 1997:

Lennox K. Black (66)                  1985           Chairman  of  the  Board  and  former  Chief  Executive  Officer,   Teleflex
                                                        Incorporated,  a diversified  Fortune 1000  manufacturer  of products and services for the automotive,  marine, industrial,  aerospace, and medical markets  worldwide;  and  Chairman  of  the  Board  and  Chief  Executive
                                                        Officer, Penn Virginia  Corporation,  an energy company engaged primarily in leasing of mineral  rights,  collection of royalties,  and development and  production of oil and natural gas.  Member of the Board of Directors of Westmoreland Coal Company and Pep Boys.

                                  First Became                           Principal Occupation for
      Name and (Age)               a Director                               the Past Five Years
      --------------               ----------                               -------------------
Robert P. Hauptfuhrer (64)            1977           Former  Chairman  of the Board  and Chief  Executive  Officer,  Oryx  Energy
                                                        Company, an energy company. Trustee, 1838 Investment Advisors Funds.

Frederick Heldring (71)               1970           Chairman,  Global  Interdependence  Center.  Formerly  Vice  Chairman of the
                                                        Board  of CoreStates  Financial Corporation, a bank holding company;  and
                                                        Chairman and President of The  Philadelphia  National  Bank, a commercial bank.

Alex Satinsky (83)                    1952           Partner,  Fox,  Rothschild,  O'Brien  &  Frankel,  General  Counsel  to  the
                                                        Company.


Class III--Directors elected in 1995 to serve until the Annual Meeting in 1998:

Joseph B. Anderson, Jr. (53)          1992           Chairman and Chief Executive Officer,  Chivas Products Limited,  an interior trim automotive  supplier and manufacturer.  Formerly President and Chief
                                                        Executive   Officer,   Composite  Energy   Management   Systems  Inc.,  a
                                                        manufacturer of bumpers for the automotive  industry.  Previously  served as Director,  Body Hardware  Business Unit, Inland Fisher Guide Division,
                                                        General Motors Corporation.

Patricia C. Barron (53)               1989           President,  Xerox Engineering Systems Division, Xerox Corporation.  Previous
                                                        positions  with Xerox  Corporation  include  President,  Office  Document
                                                        Products,  and Vice President,  Corporate  Information Management. Member
                                                        of the Board of Directors  of Frontier  Corporation  and Reynolds  Metals
                                                        Company.

Edwin J. Delattre (54)                1984           Dean and Professor of Education and Philosophy, Boston University.

Ronald J. Naples (50)                 1988           President  and Chief  Executive  Officer  of the  Company  since  October 2,
                                                        1995.  Formerly  Chairman of the Board and Chief Executive Officer,  Hunt
                                                        Manufacturing  Company,  a producer and  distributor of office  products, office  furniture,  and  art/craft  products.  Member  of  the  Board  of
                                                        Directors of Advanta Corp.

     There  are  no  family  relationships  between  any  directors,   executive
officers, or nominees for election as directors of the Company.

Committees of the Board of Directors

     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible and to implement specific action for the Board when directed to do so. The current members of the Committee, which met once in 1995, are P. A. Benoliel (Chairman), L. K. Black, R. P. Hauptfuhrer, and R. J. Naples.

     The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met three times in 1995, are F. J. Dunleavy (Chairman), J. B. Anderson, Jr., P. C. Barron, and R. P. Hauptfuhrer.

     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met three times in 1995, are F. Heldring (Chairman), P. C. Barron, L. K. Black, and E. J. Delattre.

     The Company has a Finance Committee whose principal functions are to establish guidelines for the investment of Company funds and advise on matters relating to the Company's financial condition, dividend policy, and shareholder financial interests. The current members of the Committee, which did not meet in 1995 as a Committee but did act by written consent, are L. K. Black (Chairman),
J. B. Anderson, Jr., F. Heldring, and A. Satinsky.

     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Committee, which met once during 1995, are
R. P. Hauptfuhrer (Chairman), E. J. Delattre, F. J. Dunleavy, and R. J. Naples. The Committee will consider candidates recommended by shareholders when submitted in writing not later than November 29, 1996 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Nominations should be submitted to the Secretary of the Company.

     During the year ended December 31, 1995, six regular meetings and one special meeting of the Board of Directors were held. During 1995, each of the directors was in attendance at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which he or she then served.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1993, 1994, and 1995 as to Mr. Lubsen, Mr. Benoliel, and Mr. Naples, who each served as the Company's Chief Executive Officer in 1995, each of the Company's other four most highly compensated officers who served as executive officers at December 31, 1995, and one additional executive officer who would have been included as one of the four most highly compensated officers had he still been employed by the Company on December 31, 1995 (hereinafter referred to as the named executive officers).

                                                     SUMMARY COMPENSATION TABLE

                                                                                     Long-Term Compensation
                                                                             ----------------------------------------
                                             Annual Compensation                       Awards                Payouts
                                    --------------------------------------   ------------------------       ---------
     (a)                    (b)      (c)            (d)           (e)           (f)            (g)             (h)          (i)
                                                                             Restricted    Securities
  Name and                                                    Other Annual     Stock       Underlying                    All Other
  Principal                                                   Compensation     Award(s)     Options/          LTPI      Compensation
  Position                 Year     Salary($)     Bonus($)       ($)(1)         ($)         SARs(#)(2)      Payouts($)     ($)(3)
  --------                 ----     ---------     --------       ------         ---         ----------      ----------     ------
Peter A. Benoliel,         1995     200,000              0           0               0         30,000               0           0
Chairman of the            1994     200,000              0           0               0              0               0       5,000
Board and from             1993     215,000              0           0               0         30,000          51,000           0
July 31, 1995 to
October 2, 1995
Acting Chief
Executive Officer

Sigismundus                1995     151,666              0           0               0         50,000(5)            0           0
W. W. Lubsen,              1994     400,000(4)           0           0               0              0               0       5,000
President and              1993     359,000(4)           0           0               0         40,000          45,540           0
Chief Executive
Officer,
January 1, 1995
to July 31, 1995

Ronald J. Naples,          1995     170,620(6)           0           0       1,282,500(7)     200,000               0           0
President and
Chief Executive
Officer,
October 2, 1995 to
December 31, 1995

Jose Luiz                  1995     115,707(8)      10,841           0               0         20,000               0           0
Bregolato,                 1994     107,600(8)      10,300           0               0              0               0           0
Vice President-            1993      52,500(8)      20,000           0               0         20,000               0           0
South America

John E                     1995     164,885(9)           0           0               0         30,000(10)           0           0
Burrows, Jr.,              1994     157,000         24,000           0               0              0               0       5,000
Vice President-            1993     149,000         17,000           0               0         25,000               0           0
North America

Daniel S. Ma,              1995     131,000(8)      86,174      88,182(11)           0         20,000               0           0
Vice President-            1994     125,500(8)       7,900      84,843(11)           0              0               0           0
Asia/Pacific               1993      60,500(8)      15,000      37,878(11)           0              0               0           0

Marcus C. J                1995     224,200(8)      51,700           0               0         30,000               0           0
Meijer, Vice               1994     194,000(8)      49,000           0               0              0               0           0
President-                 1993     170,000(8)      38,000           0               0         30,000          26,000           0
Europe

Clifford E                 1995     122,500         10,453           0               0         15,000               0           0
Montgomery,                1994     118,000         10,000           0               0              0               0       4,000
Vice President-            1993     115,000         17,000           0               0         12,000          10,000           0
Human Resources

----------------

(1) During the year ended December 31, 1995, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in columns (c), (d), and (e), the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).

(2)  Options to purchase shares of the Company's Common Stock.

(3) The amounts listed as "All Other Compensation" represent compensation earned by each of the named executive officers pursuant to the terms of the Company's Profit Sharing Plan.

(4) Includes for each of the years ended December 31, 1993 and 1994 the fair market value of 6,000 shares of Common Stock which were issued during such year and an additional cash payment made during such year pursuant to a Restricted Stock and Cash Bonus Plan Agreement between the Company and Mr. Lubsen (the "Lubsen Agreement"). The aggregate values of the shares issued to Mr. Lubsen pursuant to the Lubsen Agreement during 1993 and 1994 (based, with respect to each issuance, on the last reported sale price for the Common Stock on the Nasdaq National Market System on the last trading day of each such year) were $95,250 and $112,500, respectively.

(5) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, these options expired on October 31, 1995 without being exercised, which date is three months following Mr. Lubsen's last date of employment.

(6) Includes the fair market value of 5,000 shares of Common Stock awarded to Mr. Naples on October 2, 1995 pursuant to the 1995 Naples Restricted Stock Plan and Agreement, which shares have a fair market value of $82,500, based on the last reported sale price for the Common Stock on the Nasdaq National Market System on the date of issuance of $16.50 per share.

(7) Includes the fair market value, based on the last reported sale price for the Common Stock on the Nasdaq National Market System on December 29, 1995, of (i) 45,000 shares of restricted Common Stock awarded to Mr. Naples on October 2, 1995, which shares are registered in his name and on which he is entitled to dividends but which are held by the Company and will be delivered to Mr. Naples in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 if Mr. Naples is still employed by the Company on such dates; and (ii) 50,000 shares of restricted Common Stock which may be earned by Mr. Naples at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock as reported to shareholders in excess of $1.10 per share, all pursuant to the 1995 Naples Restricted Stock Plan and Agreement.

(8) Mr. Bregolato's, Mr. Ma's, and Mr. Meijer's compensation was paid in Brazilian reals, Hong Kong dollars and Dutch guilders, respectively. For purposes of this presentation, Mr. Bregolato's, Mr. Ma's and Mr. Meijer's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.

(9)  Mr. Burrows resigned from the Company effective November 6, 1995.

(10) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, these options expired on February 6, 1996 without being exercised, which date is three months following Mr. Burrows' last date of employment.

(11) Represents housing benefits paid to Mr. Ma in connection with his assignment for the Company in Hong Kong.

Options/SAR Grants in the Last Fiscal Year

     During 1995, the Company granted stock options (without any stock apprecia-tion rights) to the named executive officers as follows:

                          STOCK OPTION GRANTS LAST YEAR

                                                                                                         Potential
                                                                                                     Realizable Value
                                                                                                        at Assumed
                                                                                                      Annual Rates of
                                                                                                        Stock Price
                                                                                                     Appreciation for
                                                             Individual Grants                          Option Term
                                        --------------------------------------------------------   --------------------
            (a)                             (b)              (c)             (d)          (e)         (f)        (g)
                                         Number of
                                        Securities
                                        Underlying       % of Total       Exercise
                                          Options      Options Granted     or Base
                                          Granted       to Employees        Price     Expiration
           Name                           (#)(1)           in 1995        ($/sh)(2)      Date        5%($)     10%($)
           ----                           ------           -------        ---------      ----        -----     ------

Peter A. Benoliel                         30,000             6.5           20.490       1/3/00      98,000     341,000

Sigismundus W. W. Lubsen(3)               50,000            10.9           18.625     10/31/95       --          --

Ronald J. Naples                         100,000            21.8           17.500      10/1/05   1,101,000   2,789,000

                                          50,000            10.9           19.250      10/1/05     605,000   1,534,000

                                          50,000            10.9           22.500      10/1/05     707,500   1,793,000

Jose Luiz Bregolato                       20,000             4.4           18.625       1/3/05     234,000     594,000

John E. Burrows, Jr. (4)                  30,000             6.5           18.625       2/6/96       --          --

Daniel S. Ma                              20,000             4.4           18.625       1/3/05     234,000     594,000

Marcus C. J. Meijer                       30,000             6.5           18.625       1/3/05     351,000     891,000

Clifford E. Montgomery                    15,000             3.3           18.625       1/3/05     176,000     445,000

(1) Of the options listed, 17,142 of Mr. Naples' options and 10,738 options of each of the other named executives are incentive stock options, which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. In the case of Mr. Naples, his incentive stock options first become exercisable in three equal installments of 5,714 options on each of October 2, 1996, 1997 and 1998, and in the case of the other named executives, half were first exercisable on January 4, 1996 and the other half will be exercisable on January 4, 1997. Further, with respect to Mr. Naples' options (which option amounts include the incentive stock options), 135,000 options (100,000 at an exercise price of $17.50 and 35,000 at an exercise price of $19.25) are first exercisable on October 2, 1996; 35,000 options (15,000 at an exercise price of $19.25 and 20,000 at an exercise price of $22.50) are first exercisable on October 2, 1997; and 30,000 options (at an exercise price of $22.50) are first exercisable on October 2, 1998. Except as otherwise discussed above, all other options granted are exercisable on the first anniversary of the option grant.

(2) The purchase price of a share of Common Stock is the fair market value of a share of Common Stock on the date of grant and, in the case of Mr. Benoliel, is 110% of the fair market value of a share of Common Stock on the date of grant.

(3) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, these options expired on October 31, 1995 without being exercised, which date is three months following Mr. Lubsen's last date of employment.

(4) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, these options expired on February 6, 1996 without being exercised, which date is three months following Mr. Burrows' last date of employment.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table provides information related to options to purchase the Company's Common Stock exercised by the named executive officers during the year ended December 31, 1995 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

                   AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                         AND YEAR-END OPTION/SAR VALUES

          (a)                        (b)            (c)                  (d)                           (e)
                                                                Number of Securities          Value of Unexercised
                                                   Value       Underlying Unexercised         In-the-Money Options
                               Shares Acquired   Realized      Options at Year End(#)            at Year End($)
         Name                  on Exercise(#)       ($)      Exercisable   Unexercisable  Exercisable/Unexercisable(1)
         ----                  --------------       ---      -----------   -------------  ----------------------------
Peter A. Benoliel                      0               0          80,998       5,369                   0/0

Sigismundus W. W. Lubsen          35,440         445,645               0(2)        0                   0/0

Ronald J. Naples                       0               0               0     200,000                   0/0

Jose Luiz Bregolato                    0               0          34,631       5,369                   0/0

John E. Burrows, Jr.                   0               0               0(3)        0                   0/0

Daniel S. Ma                           0               0          14,631       5,369                   0/0

Marcus C. J. Meijer                    0               0          69,081       5,369                   0/0

Clifford E. Montgomery                 0               0          35,631       5,369                   0/0

----------

(1) Based on the last sale price on December 29, 1995 on the Nasdaq National Market System of $13.50 per share.

(2) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, all of Mr. Lubsen's options not exercised by October 31, 1995 (three months following Mr. Lubsen's last date of employment) expired.

(3) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, all of Mr. Burrows' options not exercised by February 6, 1996 (three months following Mr. Burrows' last date of employment) expired.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

     During 1995, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers as follows:

             LONG-TERM PERFORMANCE INCENTIVE PLAN--AWARDS LAST YEAR

                                                                                             Estimated
                                                                                          Future Payouts
                                                                                          Under Non-Stock
                                                                                         Price-Based Plan
                                                                              ----------------------------------------
            (a)                            (b)                 (c)                (d)            (e)            (f)
                                                           Performance
                                        Number of           or Other
                                      Shares, Units       Period Until
                                        or Other          Maturation or        Threshold       Target         Maximum
           Name                       Rights (#)(1)          Payout           ($ or #)(2)    ($ or #)(2)    ($ or #)(2)
           ----                       -------------       -------------       -----------    -----------    -----------

Peter A. Benoliel                        15,000         1995 through 1998        0.00         279,750        559,500

Sigismundus W. W. Lubsen                 25,000(3)      1995 through 1998        0.00               0              0

Ronald J. Naples                         25,000         1995 through 1998        0.00         466,250        932,500

Jose Luiz Bregolato                      10,000         1995 through 1998        0.00         186,500        373,000

John E. Burrows, Jr.                     15,000(3)      1995 through 1998        0.00               0              0

Daniel S. Ma                             10,000         1995 through 1998        0.00         186,500        373,000

Marcus C. J. Meijer                      15,000         1995 through 1998        0.00         279,750        559,500

Clifford E. Montgomery                    7,500         1995 through 1998        0.00         139,875        279,750

(1)  Performance Incentive Units.

(2) The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two axes; one axis sets forth average return on assets and one axis sets forth average earnings per share for the period 1995-1998. Each performance unit is issued at the value of the stock price of incentive stock options ($18.65), and the 1995 performance unit grid results in a zero payout for performance of less than 5% return on assets based on average earnings per share of $1.22 for the years 1996, 1997, and 1998. A payout of $18.65 per unit will be made if performance reaches the target, and a payout of $37.30 per unit will be made if performance reaches the maximum of the measurement scale.

(3) Pursuant to the terms of the Company's Long-Term Performance Incentive Plan, all performance incentive units awarded to Mr. Lubsen and Mr. Burrows became null and void on their respective dates of resignation.

Employment Agreements with Executive Officers

     Ronald J. Naples assumed the position of President and Chief Executive Officer of the Company on October 2, 1995. Effective that date, Mr. Naples entered into an Employment Agreement with the Company for a term ending December 31, 1998 and continuing thereafter for successive terms of one year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary is at an annual rate of $350,000 which is to be reviewed annually after January 1, 1999 if the Employment Agreement is then in effect. Mr. Naples is eligible to participate in the Company's incentive compensation plan pursuant to which bonuses may be paid to participants.

     Mr. Naples was granted a stock bonus of 100,000 shares of the Company's Common Stock. Of this amount, 5,000 shares were paid to him immediately; 45,000 shares were registered in Mr. Naples' name and are being held by the Company for delivery to Mr. Naples in installments of 15,000 shares each on October 2, 1996, 1997, and 1998 if Mr. Naples is employed by the Company on those dates; and 50,000 shares are to be delivered to him beginning in 1996 at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock as reported to shareholders in excess of $1.10 per share. The Company may make loans to Mr. Naples to cover withholding and additional taxes on the stock bonuses.

     Mr. Naples was granted options to purchase 200,000 shares of the Company's Common Stock, which options become exercisable in installments and at varying prices as follows--135,000 shares, 35,000 shares, and 30,000 shares, respectively, after October 2, 1996, 1997, and 1998, prices of $17.50 for the first 100,000 shares, $19.25 for the next 50,000 shares, and $22.50 for the remaining shares. Mr. Naples was also granted 25,000 performance incentive units under the Company's Long-Term Performance Incentive Plan for the 1995 through 1998 performance award period and will be granted not less than 25,000 performance incentive units and options to purchase not less than 50,000 shares of the Company's Common Stock for the performance award period covering 1997 through 2000. Mr. Naples participates in the Company's Supplemental Retirement Income Plan with full service being based on 15 years instead of 30 years, as in the case of other participants.

     The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples termination benefits ranging from 250% to 300% of his base salary depending upon when such termination occurs. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise the stock options and to receive his stock bonuses may be accelerated.

     All other executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus (if any) is to be calculated. Salary and the bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Each employment agreement is for an initial term of one
(1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety
(90) days prior to the expiration of the then current term. The agreements also provide for the payment by the Company of an amount substantially equal to 150% of the officer's then current annual rate of salary (except in the case of Mr. Lubsen whose agreement, which has expired due to his resignation, provided for the payment of the greater of 200% of his then current annual salary or $400,000) if the officer's employment by the Company is terminated other than for cause or by reason of death, disability, or normal retirement within three
(3) years after the occurrence of certain specified events that constitute a change or potential change in control of the Company.

Pension and Death Benefits

     Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through November 30, 1989 and a future service formula for service beginning December 1, 1989, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1989 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1989; and (b)(i) for the employee's service after December 1, 1989 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1989 beyond 35 years, 1.3% of annual pay.

     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1995 an estimate of benefits that will be accrued from December 1, 1995 to age 65 based upon W-2 or other information.

                                                                  Years
                                                                 Credited
                                       Estimated Annual         Service as of
         Name                          Pension Benefit(1)         12/31/95
         ----                          ------------------      ---------------

 Peter A. Benoliel                         $98,544                    39
 Sigismundus W. W. Lubsen                   25,054(1)                  7
 Ronald J. Naples                           32,537                     0
 Jose Luiz Bregolato                        41,000(2)                  2
 John E. Burrows, Jr.                       12,183(1)                  5
 Daniel S. Ma                               22,805                     2
 Marcus C. J. Meijer                        84,768(3)                  4
 Clifford E. Montgomery                     41,559                     4
----------

(1) Mr. Lubsen's and Mr. Burrows' employment terminated on July 31, 1995 and on November 6, 1995, respectively. The amount stated is the actual amount payable at age 65.

(2) The pension benefit for Mr. Bregolato is provided by the Brazilian pension program which is a government-defined and funded program supplemented by the Company.

(3) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

     The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30. Because the benefits payable under the Program depend on various post-retirement factors (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, state, local, and federal income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1995 in the aggregate amount of $165,803.

     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                                      Estimated Payment
              Name                                    Under the Program
              ----                                    -----------------
         Peter A. Benoliel                              $71,668
         Sigismundus W. W. Lubsen                            -0-(1)
         Ronald J. Naples                                87,031
         Jose Luiz Bregolato                                -0-(2)
         John E. Burrows, Jr.                               -0-(1)
         Daniel S. Ma                                    18,091
         Marcus C. J. Meijer                                -0-(2)
         Clifford E. Montgomery                          16,141
----------

(1) Neither Mr. Lubsen nor Mr. Burrows met the qualification requirements by their last date of employment by the Company.

(2) Messrs. Bregolato and Meijer do not participate in the Pension Plan and, therefore, are not eligible for payments under the Program.

     Certain of the Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40 month period after death. The Company's policy is not to provide currently for this contingent future liability.

Compensation of Directors

     Employees of the Company and persons affiliated with the Company's General Counsel are not paid any fees for services as a director of the Company. During 1995, directors of the Company, who were not employees or affiliated with the Company's General Counsel, were paid a standard fee of $15,000 each for the year plus $850 for each meeting attended except that directors who are former employees received only the standard fee. In addition, they received $850 for attending each meeting of a Committee on which they serve. Each Committee Chairman received an additional $150 for each Committee meeting chaired.

     Alex Satinsky, a director of the Company, is a member of the law firm Fox, Rothschild, O'Brien & Frankel, which was retained by the Company as General Counsel during the year 1995 and which is being retained by the Company in such capacity during the current year.

              COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Introduction

     The philosophy of the Company's executive officers' remuneration program is to compensate on the basis of performance. Therefore, a considerable portion of an executive officer's total compensation is incentive based and tied directly to the achievement of business goals. The Company's compensation program has three components: a base salary; an annual incentive cash payment; and compensation realized from options and/or performance incentive units issued under the Company's Long-Term Performance Incentive Plan (the "Plan"). Both the annual incentive payment and compensation earned pursuant to the Plan are based on achievement of previously set financial criteria targeted for the development of shareholder value. All components combined are intended to attract, motivate, and retain executives.

Compensation Structured to Reward Excellence

     The Company positions its executive officer base pay levels at the median of a broad cross section of both chemical and chemical specialty companies in the United States derived from the database of the compensation consulting company HayGroup (some companies of which may be included in the companies that are part of S&P Chemicals (Specialty) Index) and as to foreign-based executive officers in the regions where such executive officers are located. Total pay, which includes incentive-based compensation, is sufficiently variable that outstanding performance may result in total compensation in the top quarter of the industry comparison group. The most recent survey data places the Company's average base compensation in the lower half of the companies surveyed.

     The target compensation for the position of Chief Executive Officer ("CEO") is currently at the median of the chemical industry group.

Compensation Components

     The base salary component is primarily used as a foundation upon which to overlay the Company's annual and long-term incentive programs. Base salary increases are approved by the Committee based on a recommendation by the CEO following extensive review of each executive officer's performance during the past year. The Committee's decision is based on achievement, as measured against previously established goals, which include primary emphasis on attainment of financial goals and non-financial objectives in such areas as leadership, vision, and the management of cultural change. On average, base salary range structural increases are made based on median increases in both the national chemical industry as well as local general industry. Individual salary increases are made based on performance in comparison to the individual executive's penetration into his/her salary range. This salary range is part of Quaker's overall salary structure which is adjusted as needed based on HayGroup data reflecting median increases in both the national chemical industry as well as local general industry more closely reflecting the competitiveness of positions that are not "national" in nature. In the case of executive officers residing outside of the United States who fall within the jurisdiction of laws other than United States law, salary increases that are mandated by such laws will be granted even if similar increases are not being granted to executive officers located in the United States.

     The incentive component is paid on an annual basis in the form of a cash bonus. It is primarily used to motivate executive officers to meet or exceed previously established targets on a consistent basis. The measure used in 1995 is the attainment of previously established Profit Before Tax ("PBT") targets as well as the accomplishment of non-financial (personal) goals linked directly to the achievement of the Company's strategic plan. Payments are made based on actual performance compared with target. Performance above budget target is based on a formula which provides that for each additional 5% achievement of budgeted PBT there will be an additional 20% increase in the percentage of the financial incentive award. The total incentive award amount is determined by multiplying the base salary compensation labor grade midpoint of the position, based on data provided by the HayGroup, by a previously established incentive award percentage which varies between 20-65%. The greater the weighting of the position and resultant impact on profitability of the Company, the greater the percentage.

     PBT targets have historically been established at levels which the Committee believes have been aggressive. In 1995, since Company PBT targets were not achieved, none of the individuals who served as CEO nor the other executive officers received incentive payments resulting from achievement of previously established financial objectives. Incentive payments were made in certain cases (other than to the CEO) for achievement of non-financial objectives referred to as personal goals.

     The final component is compensation realized from the biannual grants of incentive stock options, non-qualified options, and performance incentive units issued under the Plan. Awards under the Plan provide incentives to those employees largely responsible for the long-term success of the Company. The Plan is primarily used to retain and motivate executive officers to improve total return to shareholders. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. With performance incentive units, for the 1995-98 Plan, the cash value of the award is based on average earnings per share growth rate and average return on assets. The purpose of issuing both stock options and performance incentive units is to motivate executive officers to make the types of long-term changes in the business that will affect long-term total return to shareholders. Past practice has been to grant stock options combined with performance incentive units to executive officers in alternate years, and, in 1995, both incentive stock options and performance incentive units were issued to executive officers. The amounts of the awards were based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted.

Compensation of Chief Executive Officer

     The compensation of Ronald J. Naples, who assumed the position of President and Chief Executive Officer on October 2, 1995, was fixed by the Compensation/Management Development Committee without reference to any specific criteria but at levels which the Committee believed to have been reasonable after having taken into account Mr. Naples' prior experience as a chief executive officer of a successful corporation and his general familiarity with the Company after having served as a director for over seven years.

Policy Regarding Deductibility of Compensation for Tax Purposes

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the other four most highly compensated executive officers. Since the amount of compensation paid in the last year to any of the Company's CEOs and each of the other four most highly compensated officers was considerably less than $1,000,000, and it is unlikely that compensation levels will dramatically increase in the foreseeable future, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                                  Compensation/Management Development Committee

                                               Frederick Heldring, Chairman
                                               Patricia C. Barron
                                               Lennox K. Black
                                               Edwin J. Delattre

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite 500 Stock Index, the S&P SmallCap 600 Stock Index, and the S&P Chemicals (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1990 and ending December 31, 1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG QUAKER CHEMICAL CORPORATION, THE S&P 500 INDEX,
       THE S&P SMALLCAP 600 INDEX AND THE S&P CHEMICALS (SPECIALTY) INDEX

 [The following table was represented by a line graph in the printed document.]

Date    Quaker Chemical Corp.   S&P 500   S&P Small Cap    S&P Chemicals(spclty)
----    ---------------------   -------   -------------    ---------------------
12/90              100             100         100                    100
12/91              114             130         141                    148
12/92              120             140         150                    180
12/93               94             155         171                    213
12/94              114             157         149                    203
12/95               86             215         196                    264


*$100 invested on 12/31/90 in stock or index-- including reinvestment of dividends.
 Fiscal year ending December 31.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Price Waterhouse LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 1996 and to report on the Company's financial statements for that period. The firm of Price Waterhouse LLP has acted as independent accountants for the Company since 1968. Representatives of Price Waterhouse LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     There is no requirement that the appointment of Price Waterhouse LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but will take any negative vote into consideration in future years.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  YOU  VOTE  IN  FAVOR  OF  THE
RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.




                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                   PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                                 OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be set forth in the Company's Proxy Statement and Proxy for the 1997 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than November 29, 1996.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors,


                                                  KARL H. SPAETH

                                                  Karl H. Spaeth
                                                  Secretary

Dated: March 29, 1996

                                                                     EXHIBIT A
                                                                     ---------


                  SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

     At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

     (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

     (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

     (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

     (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notifica-tion to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

                                     PROXY

                           QUAKER CHEMICAL CORPORATION
                               Elm and Lee Streets
                             Conshohocken, PA 19428

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William L. Batchelor, Peter A. Benoliel, and Alex Satinsky, and each of them (or if more than one is present, then a majority of those present) proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 9, 1996, or any adjournment thereof, and with all powers the undersigned would possess if present, to vote:


1. ELECTION OF DIRECTORS            FOR all nominees listed below  |_|                    WITHHOLD AUTHORITY  |_|
                                    (except as marked to the contrary below)              to vote for all nominees listed below

   William L. Batchelor, Peter A. Benoliel, and Robert H. Rock

   (Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 1996.

                       FOR |_|       AGAINST |_|        ABSTAIN |_|

                           (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM REVERSE SIDE)

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

   The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1995.

                                          DATED:__________________________, 1996

                                          ______________________________________
                                                       (Signature)

                                          (Signature should be  exactly  as name
                                          or names appear on this Proxy)

                     PLEASE DATE, SIGN, AND RETURN PROMPTLY

Quaker Chemical
  Corporation                                ELM AND LEE STREETS
                                  CONSHOHOCKEN o PENNSYLVANIA 19428-0809 o USA
                               TELEPHONE: 610-832-4000 o FACSIMILE: 610-832-4495

                                               March 29, 1996

Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987 when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held on that date. The amended Articles also provide that with respect to shares acquired after May 6, 1987, all shares are entitled to one vote per share until such shares are held for 36 consecutive months. After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above and those exceptions are listed in Exhibit A "Shareholder Voting Administrative Procedures" to the enclosed Proxy Statement.

Because we have no means of tracking ownership of shares held in "street" or "nominee" name, such shares are presumed to have been held for a period of less than 36 consecutive months.

Please review the number of votes which are listed on the proxy card. For all shares purchased by you before March 1, 1993 (36 months before the record date), you are entitled to 10 votes per share. For all shares purchased by you after March 1, 1993, you are entitled to one vote per share.

If you feel that the votes listed do not accurately reflect the number of votes you are entitled to cast, Exhibit A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Irene M. Kisleiko, Assistant Corporate Secretary, at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please call Ms. Kisleiko at Quaker Chemical as soon as possible.

Thank you.